UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3841 Hayvenhurst Dr.
Encino, California 91436
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 994-3831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions
(see General Instruction A.2 below).

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or around August 2, 2007, NuTech Digital, Inc. (the “Company,” “NuTech,” “we,” and “us”) entered into a series of  agreements with Jump Communications, Inc. (“Jump” and the “Agreements”) pursuant to which the Company agreed to purchase certain telco switches, certain technology licenses for hardware, software and firmware (the “Jump Technology”), and various other assets from Jump in consideration for 90% of the issued and outstanding shares of the Company and to create a new corporate structure to exploit and market our existing businesses as well as  new businesses enabled by the Company’s acquired assets and technology licenses. We believe that these new businesses will enable the Company to deliver to the home or business the ability to have two-way videophone sessions with broadcast quality, an unlimited number of entertainment channels, voice over IP and access to the public Internet in a single integrated service offering.

We currently anticipate issuing Jump convertible shares of Preferred Stock which will convert into a number of common shares that will result in Jump owning 90% of our outstanding shares on a fully diluted basis as of the closing of the NuTech Asset Purchase Agreement (defined below).

Asset Purchase Agreement and License Agreement with NuTech and the formation of Jump Operating Company

The Company and Jump entered into an Asset Purchase Agreement on or about August 2, 2007 (the “NuTech Asset Purchase Agreement”), pursuant to which the Company agreed to purchase certain telco switches (the “Switches”)), certain technology licenses for hardware software and firmware, and various other assets from Jump in consideration for 90% of the issued and outstanding shares of the Company as of  the closing date.  In connection with the NuTech Asset Purchase Agreement, we anticipate that two of our current Directors will resign and our Board of Directors moving forward will consist of three Directors, two appointed by Jump and that Lee Kasper, our current Chief Executive Officer and Director will serve as the third Director.

In connection with the NuTech Asset Purchase Agreement, the Company and Jump entered into a License Agreement (the “Nutech License Agreement”), whereby Jump provided the Company an exclusive non-terminable license to use the Jump Technology in the United States, in all markets other than the NAC Markets (as described below).  It is anticipated by the parties that the NuTech License Agreement may need to be amended and/or revised in the future to account for the fact that NAC had not been formed as of the date of the parties entry into the NuTech License Agreement.

While the NuTech License Agreement and the NuTech Asset Purchase Agreement  provide for the closings to occur at a later time, the parties have since taken the position that the agreements are final, and as such cannot be cancelled or rescinded.

Additionally, pursuant to the NuTech Asset Purchase Agreement, the Company agreed to form Jump Operating Company, a Nevada corporation (“JOC”) as a wholly-owned subsidiary of the Company. Following consummation of the NuTech Asset Purchase Agreement and the NuTech License Agreement, the Company would transfer all of the assets and licenses received in connection with such agreements to JOC.

Asset Purchase Agreement and License Agreement with NAC and the formation of the NAC Operating company

As part of the same series of agreements, the Company agreed to form a Nevada corporation, NuTech Acquisition Corp. (“NAC”), which would be 85% owned by Jump and 15% owned by Lee Kasper, our Chief Executive Officer, provided that he accept the position of Chief Executive Officer of NAC. The Company agreed to transfer to NAC all of its current assets and liabilities (other than those assets received in connection with the NAC Asset Purchase Agreement and NAC License Agreement).

NAC entered into an Asset Purchase Agreement on or about August 2, 2007 (the “NAC Asset Purchase Agreement”), with Jump, pursuant to which NAC agreed to purchase one telco switch from Jump in consideration for 85% of NAC’s common stock, which transaction is required to close by August 30, 2007.

NAC also entered into a License Agreement with Jump (the “NAC License Agreement”), pursuant to which Jump provided NAC an exclusive non-terminable license to use the Jump Technology in the markets of  medical services, entertainment, and job search and employment (the “NAC Markets”).  It is anticipated that the NAC Asset Purchase Agreement, the NAC License Agreement, and related agreements may need to be amended and/or revised in the future to account for the fact that NAC has not as yet been formed.

The NAC Asset Purchase Agreement and the NAC License Agreement may be cancelled by the mutual consent of NAC and Jump at any time, by either party if there has been a material breach of the Agreement by the other party, if NAC enters into bankruptcy or seeks to wind up its business operations prior to the closing of the NAC Asset Purchase Agreement or by either party if an event constituting a Material Adverse Effect has occurred.  It is anticipated by the parties that the NAC License Agreement may need to be amended and/or revised in the future to account for the fact that NAC had not been formed as of the date of the parties’ entry into the NAC License Agreement.

Finally, the parties agreed to form a separate company named NAC Operating Company (“NAC OC”), under the laws of the State of Nevada  and that following the consummation of the NAC Asset Purchase Agreement and the NAC License Agreement (as defined above), that NAC would transfer all of the assets received in connection with such agreements to NAC OC.  NAC OC will be a wholly-owned subsidiary of NAC.

It is currently anticipated that moving forward, we and Jump will take actions such that Jump will own or have the right to own 90% of our outstanding common stock, and will therefore become our majority shareholder.  It is also contemplated that there will be changes in our Board of Directors and our business focus will shift to that of Jump, of which there can be no assurance.  We plan to file a Report on Form 8-K filing in the future, once the preferred stock is designated, there has been a change in control, and/or when our business focus shifts to that of Jump, to update investors regarding the current share structure of the Company, any changes in officers or Directors, and the business operations of Jump.

Item 9.01 Financial Statements and exhibits.

Exhibit Number	Description

10.1*	Agreement with Jump Communications, Inc.
10.2*	Asset Purchase Agreement with NuTech
10.3*	License Agreement with NuTech
10.4*	Asset Purchase Agreement with NAC
10.5*	License Agreement with NAC

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC

By: /s/ Lee Kasper
       Lee Kasper, President

Dated: August 14, 2007

.